Exhibit 99.1

Petco Health + Wellness Company, Inc. Announces Evolution of Leadership Team

Appoints James Roth as Chief Stores Officer

Appoints Shari White as Interim Chief Merchant

SAN DIEGO, May 28, 2024 /PRNewswire/ — Petco Health and Wellness Company, Inc. (Nasdaq: WOOF), today announced the evolution of the Executive Leadership Team as a part of the Company’s ongoing efforts to simplify decision making, focus on fewer and clearer priorities, and empower the organization to move with greater speed and agility.

“Today’s changes to our leadership team will accelerate Petco’s initiatives to drive retail excellence as we execute on our operational reset,” said Interim Chief Executive Officer (CEO) Mike Mohan. “Across the business, we are streamlining the organization to empower faster and more effective implementation of best practices on the path to restoring our profitability.”

Chief Stores Officer

As a part of the changes announced today, James Roth has been appointed Chief Stores Officer, reporting directly to Interim CEO Mike Mohan. In this role, Roth will lead operations across all Pet Care Centers in the United States and Puerto Rico.

Roth most recently served as Executive Vice President, Stores for Abercrombie & Fitch Co., where he led the stores team across 5 brands, 16 countries and more than 800 stores. He has held numerous senior retail roles during his 20-plus year career.

Additionally, Justin Tichy has made the decision to depart the Company, and the Chief Operating Officer role has been eliminated.

Interim Chief Merchant

Shari White has been appointed Interim Chief Merchant, reporting directly to Mike Mohan. White joined the company six years ago from consumer products company Perrigo, where she served as Director of Sales, Target. She previously served in merchandising and brand management roles at Target and Unilever.

The Company will be conducting a comprehensive internal and external search for a permanent Chief Merchant with the support of a leading global executive search firm. Amy College, current Chief Merchandising and Supply Chain Officer will be leaving the Company on August 17, 2024.

“I want to thank Justin and Amy for their years of service to Petco,” continued Mohan. “They have been instrumental in the development of our omnichannel pet health and wellness ecosystem, while supporting our purpose to improve the lives of pets, pet parents and Petco partners.”

Expanding Executive Leadership Team

As a part of the Company’s goal to simplify decision making and empower the organization to move with greater speed and agility, the company is expanding the Executive Leadership Team to include:

•	Tim Buckenberger, SVP, Merchandise Planning, Inventory & Supply Chain

•	Steve Janowiak, VP Digital

•	Stephen Reyes, SVP, Services

•	James Roth, Chief Stores Officer

•	Shari White, Interim Chief Merchant

About Petco, The Health + Wellness Co.

Founded in 1965, Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. We’ve consistently set new standards in pet care while delivering comprehensive pet wellness products, services and solutions, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 pet care centers across the U.S., Mexico and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Our complete pet health and wellness ecosystem is accessible through our pet care centers and digitally at petco.com and on the Petco app. In tandem with Petco Love, a life-changing independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for more than 7 million animals.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to, the following: our ability to successfully manage leadership transitions, execute on our strategy and drive profitability, and the risk factors we identify in our Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. Petco undertakes no duty to update publicly any forward-looking statement that it may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation, or other competent legal authority.

Media Contact: Benjamin Thiele-Long, benjamin.thiele-long@petco.com; IR Contact: InvestorRelations@petco.com